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PROXY                                                              EXHIBIT 99(a)

                         PLANTERS BANK & TRUST COMPANY

                                               No. of Shares ___________________
                               321 NORTH ROSSER
                         FORREST CITY, ARKANSAS 72335

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Frankie L. Pratt and Donna G. Garner or either of them acting alone, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all of the shares of common stock of Planters Bank & Trust Company ("PBTC") held of record by the undersigned on April 28, 1995, at the Special Meeting of Stockholders of Planters Bank & Trust Company to be held on Friday, June 16, 1995, or at any adjournments or postponements thereof.

1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN PLANTERS BANK & TRUST COMPANY, UNION PLANTERS CORPORATION AND FIRST SOUTHERN BANK DATED AS OF FEBRUARY 10, 1995, ALONG WITH THE MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A, INCLUDING APPROVAL OF AN AMENDMENT TO PBTC'S ARTICLES OF AGREEMENT AND INCORPORATION REQUIRED TO EFFECT THE MERGER CONTEMPLATED BY THE PLAN OF REORGANIZATION (the "CHARTER AMENDMENT").

                 FOR APPROVAL OF REORGANIZATION AGREEMENT AND THE         _____
                 MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A AND
                 THE RELATED CHARTER AMENDMENT

                 AGAINST APPROVAL OF REORGANIZATION AGREEMENT AND         _____
                 THE MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A AND
                 THE RELATED CHARTER AMENDMENT.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on other side)
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                          (Continued from other side)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" approval of the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A as well as the related Charter Amendment.

                          Dated:                                  , 1995
                                    ______________________________
                          Signature
                                    ______________________________
                          Signature
                                    ______________________________
                                           (if held jointly)

                          Please sign exactly as name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.